EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 28, 2004, relating to the financial statements of Newtek Business Services, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Melville, New York May 25, 2004